EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement No.333-132180 on Form S-3 of Simtek Corporation of our report dated March 27, 2007 relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.



/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
May 30, 2007